UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2025

RELIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16100 N. 71st Street, Suite 400

Scottsdale, AZ 85254

(Address of principal executive offices)

(480) 564-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	RS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2025, Reliance, Inc. (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) among the Company, as borrower, Bank of America N.A., as the administrative agent, Wells Fargo Bank, National Association, PNC Bank National Association, and U.S. Bank National Association as co-syndication agents, JPMorgan Chase Bank, N.A. as documentation agent, and the other lenders party thereto. BofA Securities, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC and U.S. Bank National Association are joint lead arrangers and joint bookrunners.

The Term Loan Agreement provides for a $400 million term loan that was fully drawn at closing, and has a maturity date of August 14, 2028. Funds provided under the Term Loan Agreement were used to repay the Company’s $400 million of senior unsecured notes maturing August 15, 2025.

The Term Loan Agreement is not guaranteed by any of the Company’s subsidiaries and is unsecured.

At the Company’s option, borrowings under the Term Loan Agreement will bear interest at either the Secured Overnight Financing Rate (“SOFR”) or a base rate, in each case plus the applicable interest rate margin.

Borrowings will initially bear interest at SOFR plus 0.75% per annum through and including the date of delivery of a compliance certificate for the fiscal quarter ending September 30, 2025, and thereafter the interest rate will fluctuate between SOFR plus 0.75% per annum and SOFR plus 1.25% per annum (or at the base rate plus up to 0.250% per annum), based upon the Company’s Total Net Leverage Ratio (as defined in the Term Loan Agreement) at such time.

The Term Loan Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants (subject to certain exceptions and baskets). A maximum Total Net Leverage Ratio is the only financial maintenance covenant in the Term Loan Agreement.

The Term Loan Agreement also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts, breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain ERISA liabilities, impairment of loan documentation, and change of control.

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The Company may voluntarily prepay term loan under the Term Loan Agreement, in whole or in part, without premium or penalty, subject to certain conditions.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the text of the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Term Loan Agreement, dated August 14, 2025, among Reliance, Inc., as borrower, Bank of America N.A., as the administrative agent, Wells Fargo Bank, National Association, PNC Bank National Association, and U.S. Bank National Association as co-syndication agents, JPMorgan Chase Bank, N.A. as documentation agent, and the other lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE, INC.

Dated: August 15, 2025	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary

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